________________________________________________________________________________
________________________________________________________________________________

                            CONTRIBUTION AGREEMENT

                                      FOR

                            NWI OPERATING BUSINESS

                                BY AND BETWEEN

                           NWI WAREHOUSE GROUP, L.P.

                                      AND

                              WEEKS REALTY, L.P.

                         DATED AS OF NOVEMBER 1, 1996


________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I  CONTRIBUTION....................................................    1

     Section 1.01.  Contribution of Assets.................................    1
     Section 1.02.  Excluded Assets........................................    2
     Section 1.03.  Assumed Obligations....................................    2
     Section 1.04.  Excluded Liabilities...................................    2

ARTICLE II  CONSIDERATION..................................................    3

     Section 2.01.  Consideration..........................................    3
     Section 2.02.  The Closing............................................    3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF NWI..........................    4

     Section 3.01.  Organization; Authority................................    4
     Section 3.02.  Due Authorization; Binding Agreement...................    4
     Section 3.03.  Governmental Consents..................................    4
     Section 3.04.  Other Consents.........................................    4
     Section 3.05.  No Violation...........................................    4
     Section 3.06.  Compliance with Laws...................................    5
     Section 3.07.  Absence of Undisclosed Liabilities and Contractual
                    Obligations............................................    5
     Section 3.08.  Contracts in Force.....................................    5
     Section 3.09.  Litigation.............................................    5
     Section 3.10.  Financial Status.......................................    5
     Section 3.11.  Taxes..................................................    5
     Section 3.12.  Employee Benefits; Labor...............................    6
     Section 3.13.  Title to Assets........................................    6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WEEKS.........................    7

     Section 4.01.  Organization; Authority................................    7
     Section 4.02.  Due Authorization; Binding Agreement...................    7
     Section 4.03.  No Violation...........................................    7
     Section 4.04.  Litigation.............................................    7
     Section 4.05.  Governmental Consents..................................    7
     Section 4.06.  Other Consents.........................................    7
     Section 4.07.  Compliance with Laws...................................    8
     Section 4.08.  Absence of Undisclosed Liabilities and Contractual
                    Obligations............................................    8

                                                                            PAGE
                                                                            ----
     Section 4.09.  Financial Status.......................................    8
     Section 4.10.  Taxes..................................................    8

ARTICLE V  COVENANTS AND AGREEMENTS........................................    8

     Section 5.01.  Further Assurances.....................................    8
     Section 5.02.  Employee Matters.......................................    8

ARTICLE VI  COVENANTS AND AGREEMENTS.......................................    9

     Section 6.01.  Survival; Reliance.....................................    9
     Section 6.02.  Indemnification........................................    9

ARTICLE VII  MISCELLANEOUS.................................................    9

     Section 7.01.  Proration of Income and Expense........................    9
     Section 7.02.  Fees and Expenses; Transfer Taxes......................    9
     Section 7.03.  Notices................................................    9
     Section 7.04.  Entire Agreement.......................................   10
     Section 7.05.  Waivers and Amendments.................................   10
     Section 7.06.  Governing Law..........................................   10
     Section 7.07.  Binding Effect; Benefit................................   10
     Section 7.08.  No Assignment..........................................   11
     Section 7.09.  Counterparts...........................................   11
     Section 7.10.  Headings...............................................   11

                            CONTRIBUTION AGREEMENT


     CONTRIBUTION AGREEMENT (the "Agreement") dated as of November 1, 1996 (the "Contribution Date"), by and between NWI Warehouse Group, L.P., a Tennessee limited partnership ("NWI"), and Weeks Realty, L.P., a Georgia limited partnership ("Weeks").


                             W I T N E S S E T H:
                             - - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                 CONTRIBUTION

     Section 1.01.  Contribution of Assets.  NWI hereby contributes to the
                    ----------------------
capital of Weeks, effective as of the Contribution Date, and Weeks hereby accepts from NWI, effective as of the Contribution Date (the "Contribution"), the right, title and interest in and to the real estate operating business of NWI and the assets relating thereto (the "Operating Business"); it being the intention of NWI to contribute and it being the intention of Weeks to accept and receive the Operating Business and the assets relating thereto, and the assets, properties, rights, contracts, claims, operations and management of the Operating Business of every kind and description related to or necessary for the ownership or operation of the Operating Business, wherever located, whether tangible or intangible, real, personal, or mixed, whether or not appearing on the books of NWI, that are owned or leased by NWI on the date hereof, free and clear of all liens, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Operating Business shall include the following:

          (a) All office supplies, equipment, business machines, furniture, fixtures, information systems, computers, and other tangible property;

          (b) All revenue generating contracts, agreements and other arrangements related to property management, asset management, development and rehabilitation, brokerage activities (including sales, leasing and financing), and other services related or ancillary thereto;

          (c)  All intangible property, including any permits and licenses; and

          (d) All business books and records, including, without limitation, all financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence, and files, which are directly related to the assets being transferred pursuant to this Agreement and pursuant to the agreements described in Section 1.02(a) hereof (except that NWI shall have reasonable access to such information and records to the extent necessary).

     Section 1.02.  Excluded Assets.  Notwithstanding anything to the contrary
                    ---------------
contained in Section 1.01 hereof, the parties to this Agreement expressly understand and agree that NWI is not, pursuant to this Agreement, conveying or contributing to Weeks the following assets, rights and properties (collectively, the "Excluded Assets"):

          (a) Those assets which are otherwise being conveyed to Weeks pursuant to (i) the Contribution Agreement for Development Properties by and between NWI and Weeks dated as of even date herewith; (ii) the Contribution Agreement for the I-440 Land by and between NWI and Weeks dated as of even date herewith; (iii) the Contribution Agreement for the Aspen Grove Land by and between NWI and Weeks dated as of even date herewith; and (iv) the Agreement of Merger by and between NWI Warehouse Group, LLC and Weeks dated as of even date herewith;

          (b) Organizational seals, minute books, ledgers or other books and records pertaining to the organization, operation and capitalization of the NWI Operating Business (except that Weeks shall have reasonable access to such information and records relating to the Operating Business);

          (c)  Personal property identified on Schedule 1.02(c), attached
                                               ----------------
     hereto;

          (d) Trademarks, trade names, corporate names and logos owned by NWI and any of its subsidiaries unrelated to the NWI Operating Business;

          (e) Sales tax reports, tax returns, and certificates related to the Operating Business (except that Weeks shall have reasonable access to such information and records relating to the Operating Business);

          (f) All other business books and records, including, without limitation, all financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence, and files which are not otherwise contained in Section 1.01(d) hereof (except that Weeks shall have reasonable access to such information and records to the extent necessary);

          (g) All life insurance policies, and any related proceeds therefrom, issued on the life of John W. Nelley, Jr., Albert W. Buckley, Jr., Ralph Dupps, Lewis Tapia and Tim Richards; and

          (h) That certain 1995 Ford truck with vehicle identification number 1FDKF38F1TEB00001.

     Section 1.03.  Assumed Obligations.  Weeks hereby assumes, and agrees to
                    -------------------
pay, perform and discharge, those liabilities and obligations, and only those liabilities and obligations, expressly identified on Schedule 1.03, attached
                                                     -------------
hereto (the "Assumed Obligations").

     Section 1.04.  Excluded Liabilities.  Except for the Assumed Obligations,
                    --------------------
no obligation or liability of NWI, whether or not relating to or arising out of the operation of the Operating Business, of any nature whatsoever (whether expressed or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), including without limitation, any obligations or liability of NWI to any of its current or former employees, is being assumed by Weeks, nor shall Weeks be liable to pay, perform or discharge any such obligation or liability, nor shall any of property or assets being contributed to Weeks pursuant hereto be subject to any such obligation or liability. NWI shall pay, perform, and discharge all of the Excluded Liabilities consistent with present practice.


                                  ARTICLE II

                                 CONSIDERATION

     Section 2.01.  Consideration.  NWI is transferring and delivering the
                    -------------
Operating Business without additional consideration from Weeks. Each of NWI and Weeks acknowledges that NWI is receiving adequate consideration (i.e., limited partnership interests in Weeks (the "Units")) for its assets pursuant to those agreements described in Section 1.02(a) hereof. Each of NWI and Weeks further acknowledges that the consummation of this Agreement is and the consummation of those transactions contemplated by the agreements described in Section 1.02(a) shall be simultaneous.

     Section 2.02.  The Closing.
                    -----------

          (a) The Contribution has occurred simultaneously with the execution and delivery hereof and shall commence at 9:00 a.m., EST, on the Contribution Date at the offices of Baker, Donelson, Bearman & Caldwell, Suite 1700 Union City Center, 511 Union Street, Nashville, Tennessee 37219, or at such other place as may be agreed by NWI and Weeks (the "Closing").

          (b) At the Closing, NWI has executed and delivered to Weeks the following:

               (i) Assignments, bills of sale or other documents or instruments of transfer, in form and substance reasonably acceptable to Weeks, to transfer to Weeks all tangible and intangible property included in the Operating Business; and

               (ii) Such other instruments or documents, in form and substance reasonably acceptable to Weeks, as may be necessary to effect the Closing or evidence the Contribution.

          (c) At the Closing, Weeks has entered into the Transaction Documents (as defined in the First Amendment (the "First Amendment") dated as of even date herewith to the Second Amended and Restated Agreement of Limited Partnership Agreement of Weeks dated as of October 30, 1996) and delivered such other instruments and documents, in form and substance reasonably acceptable to NWI, as may be necessary to effect the Closing or evidence the Contribution.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF NWI

     Section 3.01.  Organization; Authority.  NWI is a limited partnership duly
                    -----------------------
formed, validly existing and in good standing under the laws of the State of Tennessee and has all the necessary power and authority to enter into and perform its obligations under this Agreement. NWI X, L.P., is the sole general partner of NWI and is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Tennessee and has all the necessary power and authority, in its capacity as the sole general partner of NWI, to enter into and perform its obligations under this Agreement. John W. Nelley, Jr. and Albert W. Buckley, Jr. are the sole general partners of NWI X, L.P.

     Section 3.02.  Due Authorization; Binding Agreement.  The execution,
                    ------------------------------------
delivery and performance of this Agreement by NWI has been duly and validly authorized by all necessary action of NWI. This Agreement has been duly executed and delivered by NWI and constitutes a legal, valid and binding obligation of NWI, enforceable against NWI in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

     Section 3.03.  Governmental Consents.  Except as has been obtained or is
                    ---------------------
being effected as part of the consummation of the transactions contemplated by this Agreement, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by NWI in connection with the execution, delivery and performance of this Agreement.

     Section 3.04.  Other Consents.  Except for waivers and consents that have
                    --------------
been obtained prior to the date hereof, and except as would not have a material adverse effect on the Operating Business, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which NWI is a party, or, by which NWI is bound, is required in connection with the execution, delivery or performance by NWI of this Agreement or the consummation of the transactions provided for herein.

     Section 3.05.  No Violation.  Except for waivers and consents that have
                    ------------
been obtained prior to the date hereof, none of the execution, delivery and performance of this Agreement by NWI does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of NWI, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to NWI or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which NWI is a party or by which it is bound or to which any of its assets is subject, except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on the Operating Business, or (ii) result in the creation of any lien or other encumbrance upon the Operating Business, except as may be contemplated by this Agreement, and except as would not have a material adverse effect on the Operating Business.

     Section 3.06.  Compliance with Laws.  NWI has complied with all laws
                    --------------------
applicable to the conduct of the business of NWI and to the ownership, use and operation of the Operating Business and has obtained all licenses and permits required for the conduct thereof, except where the failure to so comply or obtain will not have a material adverse effect on the Operating Business. To NWI's knowledge, such licenses and permits are in full force and effect, NWI has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and NWI has not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the Operating Business, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action will not have a material adverse effect on the Operating Business.

     Section 3.07.  Absence of Undisclosed Liabilities and Contractual
                    --------------------------------------------------
Obligations.  The consummation of the transactions effected hereby will not
-----------
subject Weeks or any of its assets, including, without limitation, those contributed pursuant hereto, to any liability or obligation whatsoever, except for the Assumed Obligations.

     Section 3.08.  Contracts in Force.  Each of the agreements related to the
                    ------------------
Operating Business are valid and binding and in full force and effect, enforceable against the parties thereto in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equitable principles). To NWI's knowledge, no other party to any of the contracts being transferred pursuant to this Agreement is in default under such contract in any material respect. The contracts being transferred pursuant to this Agreement constitute all of the agreements which are related to the Operating Business.

     Section 3.09.  Litigation.  There are no claims, actions, suits,
                    ----------
proceedings or investigations pending, or, to NWI's knowledge, threatened, before any court, governmental unit, agency, arbitrator, or other forum or tribunal with respect to the Operating Business (including, without limitation, by any current or former employee of NWI).

     Section 3.10.  Financial Status.  NWI is solvent, has not made a general
                    ----------------
assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has NWI filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against NWI, nor is any such proceeding to NWI's knowledge threatened or contemplated.

     Section 3.11.  Taxes.  NWI has filed in a timely manner all tax returns
                    -----
required to be filed by it or on its behalf. All such tax returns are true, correct and complete in all material respects, and taxes due with respect to such tax returns have been timely paid in full.

     Section 3.12.  Employee Benefits.
                    -----------------

          (a)  Definition of Benefit Plans.  For purposes of this Section 3.12,
               ---------------------------
     the term "Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which NWI provides benefits or compensation to or on behalf of employees or former employees of NWI, whether formal or informal, and whether written or not written.

          (b)  Documentation.  NWI has made available to Weeks a true and
               -------------
     complete copy of the all documents relating to any such Benefit Plan.

          (c)  Compliance; Legal Actions.  Each Benefit Plan maintained by NWI
               -------------------------
     has been maintained, by its terms and in operation, in all material respects in accordance with all applicable laws. There are no actions, audits, suits or claims known to NWI which are pending or, to the knowledge of the NWI, threatened against any Benefit Plan or against the assets of any of the Benefit Plans.

          (d)  Funding.  NWI has made full and timely payment of all amounts
               -------
     required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. The assets of all Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are in all material respects properly and accurately reported on the financial statements and records of NWI. NWI does not owe any deferred compensation or commission to any person as of the Contribution Date.

          (e)  Liabilities.  NWI is not subject to any material liability, tax
               -----------
     or penalty whatsoever with respect to any Benefit Plan.

     Section 3.13.  Title to Assets.   NWI is the sole owner of and holds good,
                    ---------------
valid and marketable title to all of the assets being transferred to Weeks pursuant to this Agreement, free and clear of any and all claims, lines, pledges, security interests, and other encumbrances of any kind.




                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WEEKS

     Section 4.01.  Organization; Authority.  Weeks is a limited partnership
                    -----------------------
duly formed, validly existing and in good standing under the laws of the State of Georgia and has all the necessary power and authority to enter into and perform its obligations under this Agreement.

     Section 4.02.  Due Authorization; Binding Agreement.  The execution,
                    ------------------------------------
delivery and performance of this Agreement by Weeks has been duly and validly authorized by all necessary action of Weeks. This Agreement has been duly executed and delivered by Weeks and constitutes a legal, valid and binding obligation of Weeks, enforceable against Weeks in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

     Section 4.03.  No Violation.  None of the execution, delivery and
                    ------------
performance of this Agreement by Weeks does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of Weeks, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Weeks or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which such Weeks is a party or by which it is bound or to which any of its assets is subject, except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on Weeks, or (ii) result in the creation of any lien or other encumbrance upon the assets of Weeks, except as may be contemplated by this Agreement, and except as would not have a material adverse effect on Weeks or its assets.

     Section 4.04.  Litigation.  There are no claims, actions, suits,
                    ----------
proceedings or investigations pending, or, to Weeks' knowledge, threatened, before any court, governmental unit, agency, arbitrator or other forum or tribunal with respect to the assets of Weeks which would have a material adverse effect on the assets of Weeks.

     Section 4.05.  Governmental Consents.  Except as has been obtained or is
                    ---------------------
being effected as part of the consummation of the transactions contemplated by this Agreement, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by Weeks in connection with the execution, delivery and performance of this Agreement.

     Section 4.06.  Other Consents.  Except for waivers and consents that have
                    --------------
been obtained prior to the date hereof, and except as would not have a material adverse effect on Weeks, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which Weeks is a party, or, by which Weeks is bound, is required in connection with the execution, delivery or performance by Weeks of this Agreement or the consummation of the transactions provided for herein.

     Section 4.07.  Compliance with Laws.  Weeks has complied with all laws
                    --------------------
applicable to the conduct of the business of Weeks and has obtained all licenses and permits required for the conduct thereof, except where the failure to so comply or obtain will not have a material adverse effect on Weeks. To Weeks' knowledge, such licenses and permits are in full force and effect, Weeks has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and Weeks has not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with its business, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action will not have a material adverse effect on Weeks.

     Section 4.08.  Absence of Undisclosed Liabilities and Contractual
                    --------------------------------------------------
Obligations.  The consummation of the transactions effected hereby will not
-----------
subject Weeks or any of its assets, to any liability or obligation whatsoever, except for those which would not have a material adverse effect on Weeks.

     Section 4.09.  Financial Status.  Weeks is solvent, has not made a general
                    ----------------
assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Weeks filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Weeks, nor is any such proceeding to Weeks's knowledge threatened or contemplated.

     Section 4.10.  Taxes.  Weeks has filed in a timely manner all tax returns
                    -----
required to be filed by it or on its behalf. All such tax returns are true, correct and complete in all material respects, and taxes due with respect to such tax returns have been timely paid in full.


                                   ARTICLE V

                           COVENANTS AND AGREEMENTS

     Section 5.01.  Further Assurances.  In addition to the actions, contracts
                    ------------------
and other agreements and documents and other papers specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contribution.

     Section 5.02.  Employee Matters.  Weeks is entitled to offer employment to
                    ----------------
any and all active employees of NWI, and NWI shall in no way hinder or impede Weeks from soliciting the employment of any employee of NWI. Nothing contained herein is intended to limit Weeks's ability to terminate or modify the terms of employment of any active employee of NWI who accepts employment with Weeks. NWI shall be obligated to discharge and satisfy all obligations, liabilities, demands, claims, assessments and expenses related to any employee of NWI which accrued prior to the Contribution Date, and Weeks shall have no liability whatsoever in that connection. After the Contribution Date, Weeks shall be obligated to discharge and satisfy all obligations, liabilities, demands, claims, assessments and expenses which relate to any facts or circumstances first occuring on or after the Contribution Date related to those employees of NWI which Weeks decides to employ, and NWI shall have no liability whatsoever in that connection.


                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.01.  Survival; Reliance.  The representations, warranties,
                    ------------------
covenants and agreements made by each of the parties hereto shall survive until the third anniversary of the Contribution Date, and each party hereto has the right to fully rely on the representations, warranties, covenants and agreements made by the other party.

     Section 6.02.  Indemnification.  In the event that a party breaches any
                    ---------------
representation, warranty, covenant or agreement contained herein, such breaching party agrees to indemnify and hold harmless the non-breaching party from all liabilities, demands, claims, actions, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by the non-breaching party as result of such breach. Weeks is entitled to seek recourse for any such breach in accordance with the indemnity and notice provisions contained in the First Amendment.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.01.  Proration of Income and Expense.  The parties hereto have
                    -------------------------------
expressly determined to apportion all items of income and expense associated with or related to the Operating Business as of the Contribution Date.

     Section 7.02.  Fees and Expenses; Transfer Taxes.  Fees and expenses
                    ---------------------------------
incident to the negotiation, preparation and execution of this Agreement and the performance of the Contribution (including attorneys', accountants', financial advisors' and other advisors' fees and disbursements) shall be borne by the party incurring the expense.

     Section 7.03.  Notices.  Any notice or other communication required or
                    -------
that may be given hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or if mailed, three days after the date of mailing, as follows:

               (i)    If to Weeks:

                      Weeks Realty, L.P.
                      4497 Park Drive
                      Norcross, Georgia 30093
                      Attention: Thomas D. Senkbeil
                              Vice Chairman and Chief Investment Officer

                      with a copy to:

                      King & Spalding
                      191 Peachtree Street
                      Atlanta, Georgia 30303
                      Attention: William B. Fryer, Esq.

               (ii)   If to NWI:

                      1410 Donelson Pike, Suite A-5
                      Nashville, Tennessee 37217
                      Attention:  Mr. John W. Nelley, Jr.

     Section 7.04.  Entire Agreement.  This Agreement and the Transaction
                    ----------------
Documents (as defined in the First Amendment) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior contracts, agreements undertakings and understandings, express or implied, written or oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     Section 7.05.  Waivers and Amendments.  This Agreement may be amended,
                    ----------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto.

     Section 7.06.  Governing Law.  This Agreement shall be governed by, and
                    -------------
construed and enforce in accordance with and subject to, the laws of the State of Tennessee, without regard to principles of conflicts of law.

     Section 7.07.  Binding Effect; Benefit.  This Agreement shall inure to the
                    -----------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 7.08.  No Assignment.  This Agreement is not assignable (by
                    -------------
operation of law or otherwise) without the prior written consent of the other party.

     Section 7.09.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and same instrument.

     Section 7.10.  Headings.  The headings in this Agreement are for reference
                    --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


                 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   NWI WAREHOUSE GROUP, L.P.

                                   By:  NWI X, L.P., its Sole General Partner



                                        By: _______________________
                                            John W. Nelley, Jr.,
                                            General Partner


                                        By: _______________________
                                            Albert W. Buckley, Jr.,
                                            General Partner



                                   WEEKS REALTY, L.P.


                                   By:  Weeks GP Holdings, Inc.
                                        a Georgia corporation, its
                                        Sole General Partner


                                        By: ______________________
                                            Name:
                                            Title:

                               SCHEDULE 1.02(C)
                               ----------------


                        [Schedule of personal effects]

                                 SCHEDULE 1.03
                                 -------------


                           [Schedule of liabilities]

                                      -14-